EXHIBIT 99.1

CUSIP No. 98980L101

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated: March 22, 2022

LI KA SHING

By:	/s/ Li Ka Shing
Name: Li Ka Shing

MAYSPIN MANAGEMENT LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

PRIME DOYEN LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

BUCANTINI ENTERPRISES LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

STAR ARROW LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

PRIME TECH GLOBAL LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

BONUS GOAL INTERNATIONAL LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director

INSIGHT ADVANCE LIMITED

By:	/s/ Pau Yee Wan Ezra
Name: Pau Yee Wan Ezra
Title: Director